

Avadel
THE POWER OF MEDICINE, REINVENTED

Avadel Pharmaceuticals plc

Noctiva™ Investor Call

September 6, 2017

Safe Harbor

Safe Harbor: *This investor slide presentation may include forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. The words "will," "may," "believe," "expect," "anticipate," "estimate," "potentially," "project" and similar expressions, and the negatives thereof, identify forward-looking statements, each of which speaks only as of the date these slides are presented. Although we believe that our forward-looking statements are based on reasonable assumptions within the bounds of our knowledge of our business and operations, our business is subject to significant risks and as a result there can be no assurance that actual results of our research, development and commercialization activities and our results of operations will not differ materially from the results contemplated in such forward-looking statements. These risks include the following: (i) our internal analyses may overstate the market opportunity in the United States and Canada for the drug desmopressin acetate (the "Drug"), which we have licensed from Serenity Pharmaceuticals, LLC, or we may not effectively exploit such market opportunity; (ii) significant safety or drug interaction problems could arise with respect to the Drug; (iii) we may not successfully increase awareness of nocturia and the potential benefits of the Drug; (iv) we may encounter problems with the manufacture or supply of the Drug; (v) patents and proprietary rights associated with the Drug may not provide adequate protection; (vi) our costs to complete the commercialization of the Drug could be more than planned and/or may not provide the intended positive financial results; (vii) the need for management to focus attention on the development and commercialization of the Drug could cause our ongoing business operations to suffer; and (viii) the other risks, uncertainties and contingencies described in the Company's filings with the U.S. Securities and Exchange Commission, including our annual report on Form 10-K for the year ended December 31, 2016, in particular under the captions "Forward-Looking Statements" and "Risk Factors," including without limitation: our dependence on a small number of products and customers for the majority of our revenues; the possibility that our Bloxiverz®, Vazculep® and Akovaz® products, which are not patent protected, could face substantial competition resulting in a loss of market share or forcing us to reduce the prices we charge for those products; the possibility that we could fail to successfully complete the research and development for pipeline products we are evaluating for potential application to the FDA pursuant to our "unapproved-to-approved" strategy, or that competitors could complete the development of such products and apply for FDA approval of such products before us; the possibility that our products may not reach the commercial market or gain market acceptance; our need to invest substantial sums in research and development in order to remain competitive; our dependence on certain single providers for development of several of our drug delivery platforms and products; our dependence on a limited number of suppliers to manufacture our products and to deliver certain raw materials used in our products; the possibility that our competitors may develop and market technologies or products that are more effective or safer than ours, or obtain regulatory approval and market such technologies or products before we do; the challenges in protecting the intellectual property underlying our drug delivery platforms and other products; and our dependence on key personnel to execute our business plan. Except as may be required by law, we disclaim any obligation to publicly update any forward-looking statements to reflect events after the date of this investor slide presentation.*

Our Transition to Branded Specialty Pharma

Avadel


We strive to commercialize unique and differentiated products that address unmet medical needs in targeted specialty patient populations.

2012

- Acquired Éclat Pharmaceuticals & its pipeline of Unapproved Marketed Drugs (UMD) products
- Departure from contract drug delivery focus

2013 - 2014

FDA approved

- Bloxiverz®
- Vazculep®

2016

- FDA approved Akovaz®
- Acquired FSC Pediatrics
- Initiated REST-ON Phase III Trial

2017

- Reincorporated in Ireland
- Noctiva™

Noctiva

Avadel



– *First & Only FDA-Approved Treatment for nocturia due to nocturnal polyuria*

– *An estimated 40 million Americans suffer from nocturia**

– *Less than 10% patients are being treated**

*Data on file
For full prescribing information please see our appendix

Noctiva™ Rationale

Noctiva is a unique, patent-protected specialty product that diversifies our revenue streams, reduces dependence on branded generics and will deliver value to Avadel investors, employees, health care professionals and most importantly - patients.


Value Creation


New Tool


Effective Option

Nocturia: Issues & Opportunities

Avadel

- Nocturia is an under recognized significant medical condition with substantive consequences, morbidities and diminished quality of life
- In clinical practice, nocturia is often treated ineffectively
- Patients & healthcare providers recognize pressing need for a safe & clinically meaningful therapy



Nocturia: Prevalence in Men & Women



Men
Women
Prevalence (%)
Age (years)
≥1 void/night
≥2 voids/night (or >1)
≥3 voids/night
≥4 voids/night
Definition not stated

Bosch JLHR and Weiss JP: The prevalence and causes of nocturia. J Urol 184: Aug 2010

Nocturia: Nocturnal Polyuria in Majority of Patients


Europe[1]
n=845
26%
74%
Japan[2]
n=41*
17%
83%
USA[3]
n=934
12%
88%
NP
Without NP

*Males only
[1]Abrams et al. *Neurourol Urodyn* 2004;23:466. Abstract 48
[2]Chang et al. *Urology* 2006;67:541-544.
[3]Weiss et al. *J Urol* 2009:181:538

Nocturia: Quality of Life



No nocturia
1 Episode/night
2 Episodes/night
≥3 Episodes/night
Men
Women
Level Value
Worsening
Normal
Worsening
0.7
0.8
0.9
1.0
0.9
0.8
0.7
Moving
Seeing
Hearing
Breathing
Sleeping
Eating
Speech
Eliminating
Usual Activities
Mental Function
Discomfort
Depression
Distress
Vitality
Sexual Activity

n=3597 Finnish women and men

*p<0.05; **p<0.01; *** p<0.001 (test for trend)

Tikkinen et al. *Eur Urol* 2010;57:488–496. 15D instrument: Sintonen. *Ann Med* 2001;33: 328–336

Nocturia: Severity & Bothersomeness

	Bother			
Nocturia episodes	None %	Small %	Moderate %	Major %
One	52.2	41.1	5.9	0.7
Two	29.3	53.8	13.9	3.1
Three	17.4	26.7	41.9	14.0
Four or more	11.3	7.0	46	35.7

(N=3,474)
Baseline number of nocturic episodes was 3.1

Tikkinen et al. *Eur Urol* 2010;57:488–496.

Nocturia: Falls in Elderly Patients

Avadel

- 5,872 community-dwelling US men aged ≥65 years
- Primary outcome: 1-year cumulative incidence of falls with moderate/severe vs mild LUTS at baseline
- Nocturia was among the LUTS most strongly associated with falls

	2-3 Episodes/Night % RR (95% CI)	4-5 Episodes/Night % RR (95% CI)
Relative risk of at least 1 fall	5 1.05 (0.96, 1.16)	23 1.23 (1.08, 1.41)
Relative risk of at least 2 falls	11 1.11 (1.08-1.41)	42 1.42 (1.16, 1.74)

LUTS=Lower urinary tract symptom
Parsons et al. *BJU Int* 2009; 104:63-68

Nocturia: Association with Adverse Outcomes

Age Group	Outcome	Unadjusted HR (95% CI)	Adjusted* HR (95% CI)
40–59	Diabetes mellitus	1.26 (0.75, 2.11)	1.06 (0.61, 1.85)
	Hypertension	1.19 (0.89, 1.59)	1.05 (0.77, 1.43)
	CHD	1.68 (1.13, 2.49)	**1.36 (0.87, 2.12)**
	Death	1.32 (0.79, 2.21)	1.31 (0.73, 2.35)
≥60	Diabetes mellitus	0.85 (0.40, 1.81)	0.74 (0.32, 1.74)
	Hypertension	0.81 (0.57, 1.16)	0.74 (0.51, 1.07)
	CHD	0.95 (0.69, 1.31)	0.92 (0.65, 1.31)
	Death	1.37 (1.10, 1.70)	**1.48 (1.15, 1.91)**

*Adjusted for baseline age, BMI, use of alpha blockers, 5ARIs, and/or OAB medications; death adjusted for baseline age, BMI, use of alpha blockers, 5ARIs, and/or OAB medications, and coronary heart disease (CHD).

Lightner et al. BJU Int. 2012 Sep;110(6):848-53. doi: 10.1111/j.1464-410X.2011.10806.x. Epub 2012 Jan 10

Nocturia: Mortality



Men
Women
Survival Probability
1
.9
.8
.7
.6
.5
Nocturia <2
Nocturia 2+
0 12 24 36 48 60 72 84 96 108 120 132 144
Months

≥2 voids/night associated with worse survival in population-based sample of 7,455 men and 8,533 women

US Data NHANES III
Kupelian et al. J Urol. 2011;185:571-577

Nocturia: Current Therapy



- Behavioral modification has not shown durable efficacy in clinical practice
- Drugs for OAB & BPH have marginal efficacy
- Desmopressin has been used for almost 40 years in all age groups in clinical practice
- Noctiva™ is an improved dosage formulation with sustained efficacy & minimal side effects

Noctiva™ fills the unmet medical need for an effective, safe, and clinically meaningful treatment for nocturia

Noctiva: Development

Avadel

- *Noctiva: a synthetic analogue of antidiuretic hormone, vasopressin. Historically, unable to reliably control duration of action, resulting in cases of hyponatremia*
- *Noctiva's low-dose of desmopressin (7x – 27x lower than existing forms) addresses historical issues – patented formulation & delivery improves bioavailability & produces predictable stable PK profile*


Rx Only
Noctiva®
1.66 mcg/0.1 mL*
FOR INTRANASAL USE ONLY

Noctiva: Clinical Development

Avadel

- *Over 2,300 patients evaluated in clinical efficacy studies*
- *Two randomized pivotal trials*
- *Statistical efficacy in terms of nocturic episodes & percentage of patients with 50% or greater reduction in nocturic episodes*
- *Average reduction of nocturic episodes in responders was 2.1*
- *Two long term safety extension studies – no instances of hyponatremia*

Noctiva Has No Therapeutic Equivalents

Avadel

Noctiva Launch: 4Q17 & 1H18

- Prepare the market for Noctiva
  - Disease-state educational outreach programs targeting health care professionals & targeted patients
- Best-in-class commercial organization
- Market access and Medical Science Liaison (MSL) teams
- Focused approach to health care professionals currently treating nocturia patients
  - Urologists
  - Gynecologists
  - Selective primary care physicians


Noctiva

Sizing the Market

Prevalence: ~40 million U.S. patients with nocturia

Diagnosed: Independent research & claims data estimate 3 million diagnosed & treated

Growing Population: Data shows treated nocturia patients has grown 15% in last 3 years

Course of Treatment: Most prescribed drugs to treat nocturia are Overactive Bladder (OAB), Benign Prostatic Hyperplasia (BPH) & desmopressin

Estimated 6 – 12 million total prescriptions (TRxs) per year

Current treated patient pool today estimated at >$2 billion*

*Data on file

Financial Impact

Summary Terms:

- $50 million upfront payment ; $20 million at commercial launch, or by June 30, 2018
- Up to $220 million in sales milestone payments on net sales between $50 - $1.5B
- Tiered mid-double digit royalty range based on a threshold of annual net sales

SG&A Investment

- Industry standard launch investment to commercialize Noctiva and build infrastructure

Tax Implications

- Anticipate reduction to effective tax rate

Adequate near-term funding to launch Noctiva & complete REST-ON Phase III Trial

- Will continue to evaluate future capital raise opportunities as needed

Guidance

- 2017 diluted adjusted EPS guidance to be updated during Q3 earnings conference call